Exhibit 99.1

September 24, 2014

PRESS RELEASE

COMMUNITY BANCORP. ANNOUNCES QUARTERLY DIVIDEND

Derby, VT	For Immediate Release

For more information, contact Stephen P. Marsh, President and CEO at 802-334-7915

Trading Symbol:  CMTV
(traded on the OTCBB)

Community Bancorp., the parent company of Community National Bank, has declared a dividend of $0.16 per share payable November 1, 2014 to shareholders of record as of October 15, 2014.

Community National Bank is an independent bank that has been serving its communities since 1851, with offices in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg.